UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2015

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 3, 2015, OncoSec Medical Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers in a registered public offering (the “Offering”) an aggregate of 2,469,091 shares of the Company’s Common Stock (collectively, the “Shares”) at a purchase price of $5.50 per share, for aggregate expected gross proceeds of approximately $13.6 million.  Net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are expected to be approximately $12.6 million.  The Company expects that the Offering will close on or about June 8, 2015, subject to the satisfaction of customary closing conditions.  The Company intends to use the net proceeds from the Offering for general corporate purposes, including clinical trial expenses and research and development expenses.

The issuance and sale of the Shares is registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-195387), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2014, as supplemented by a prospectus supplement dated June 4, 2015 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act (the “Registration Statement”).  The Shares may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov or by request by emailing H.C. Wainwright & Co., LLC (“Wainwright”) at placements@hcwco.com.  No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Placement Agent Warrants

Wainwright has agreed to act as the Company’s placement agent in connection with the Offering and the Company agreed to pay an aggregate cash fee for placement agent and financial advisory services equal to 6% of the gross proceeds of the Offering, (the “Placement Agent Fee”), as well as a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering, and to reimburse Wainwright for legal fees in the amount of $25,000 and fees associated with its clearing firm in the amount of $4,000.  In addition, the Company agreed to issue warrants to purchase an aggregate of up to 5% of the aggregate number of shares of Common Stock sold in the Offering to the placement agent or its designees (the “Placement Agent Warrants”).  The Company may choose to pay up to 32.5% of the Placement Agent Fee and issue up to 32.5% of the Placement Agent Warrants directly to other broker-dealers acting as placement agents or financial advisors in the Offering.  The Company has engaged Maxim Group LLC and Noble Life Science Partners as financial advisors with respect to the Offering, and has agreed to pay each such advisor 16.25% of the Placement Agent Fee and issue 16.25% of the Placement Agent Warrants in consideration for such advisor’s financial advisory services. The Placement Agent Warrants shall have an exercise price of $6.88 per share, will be exercisable as of December 8, 2015 and shall expire on May 12, 2019.

Neither the Placement Agent Warrants nor the shares of the Company’s Common Stock underlying the Placement Agent Warrants are being registered under the Registration Statement. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the opinion of McDonald Carano Wilson LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.  The Securities Purchase Agreement is filed as Exhibits 10.1 hereto and is incorporated herein by reference.  The foregoing description of such document and the transactions contemplated thereby is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of McDonald Carano Wilson LLP

10.1	Form of Securities Purchase Agreement, dated as of June 3, 2015, by and among the Company and the Purchasers

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: June 4, 2015	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer